                                                                 EXHIBIT 10.20


                              KEEP WELL AGREEMENT


                 KEEP WELL AGREEMENT (as same may be amended, supplemented or modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of August 24, 1995, made by Fremont General Corporation ("Fremont General"), Fremont Financial Corporation ("Fremont Financial") and The Chase Manhattan Bank, N.A. (the "Agent") for the benefit of the Agent and the various lending institutions (the "Banks") party to the Credit Agreement referred to below. Except as otherwise defined herein, terms defined in the Credit Agreement shall be used herein as so defined.

                              W I T N E S S E T H:

                 WHEREAS, Fremont Financial, the Banks, and The Chase Manhattan Bank, N.A., as Agent have entered into a Credit Agreement, dated as of August __, 1995 (as modified, supplemented or amended from time to time, the "Credit Agreement");

                 WHEREAS, Fremont General owns 100% of the outstanding capital stock of Fremont Financial;

                 WHEREAS, it is a condition precedent to the making of Loans under the Credit Agreement that Fremont General and Fremont Financial shall have executed and delivered this Agreement; and

                 WHEREAS, Fremont General will obtain direct and indirect benefits as a result of the Loans made under the Credit Agreement and, accordingly, desires to execute and deliver this Agreement in order to satisfy the condition described in the preceding paragraph;

                 NOW, THEREFORE, it is agreed:

                 1. At all times during the term of this Agreement, Fremont General agrees that it shall cause Fremont Financial to have a Consolidated Tangible Net Worth of not less than the sum of (a) US$80,000,000 and (b) an amount (if positive) equal to 50% of the Consolidated Net Income of Fremont Financial for the period from July 1, 1995 to the end of the then most recently ended fiscal quarter of Fremont Financial (determined on a cumulative basis).

                 2. At all times during the term of this Agreement, Fremont General shall hold, directly or through one or more Wholly-Owned Subsidiaries, the entire legal title to and beneficial interest in all the outstanding shares of stock of Fremont Financial, and shall not pledge directly or indirectly or in any way encumber or otherwise dispose of any such shares of stock of Fremont Financial or permit its Subsidiaries to do so.

                 3. Fremont General hereby waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor, or nonpayment of any such liability, suit or taking of other action by Fremont Financial, the Agent or any Bank against, and any other notice to, any party liable thereon.

                 4. No invalidity, irregularity or unenforceability of all or any of the Loans and/or any of the other Obligations or of any security therefor shall affect, impair or be a defense to this Agreement, and Fremont General's obligations hereunder shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any circumstance, including without limitation any bankruptcy or insolvency proceeding with respect to Fremont General, Fremont Financial or FPFC or any event or circumstance which would constitute a legal or equitable discharge, except payment in full of such obligations or partial payment, to the extent of such partial payment.

                 5. In order to induce the Banks to enter into the Credit Agreement and make Loans pursuant thereto, Fremont General makes the following representations and warranties to, and agreements with, the Agent and the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans pursuant to the Credit Agreement:

                 (a) Each of Fremont General and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, management, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of Fremont General and its Subsidiaries taken as a whole, and (iii) has the corporate power and authority to own, operate and encumber its property and assets and to transact the business in which it is engaged.

                 (b) Fremont General has the corporate power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. Fremont General has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

                 (c) Neither the execution, delivery or performance by Fremont General of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality having applicability to Fremont General, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Fremont General pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which Fremont General is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Articles of Incorporation or By-Laws of Fremont General.

                 (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, is required to be made or obtained by Fremont General in order to authorize, or is required to be made or obtained by Fremont General in connection with, (i) the due execution, delivery and performance of this Agreement by Fremont General or (ii) the legality, validity, binding effect or enforceability of this Agreement by Fremont General.

                 (e) There are no actions, suits or proceedings pending or, to the best knowledge of Fremont General, threatened, against Fremont General or its Subsidiaries (i) which purport to affect the legality, validity, binding effect or enforceability of this Agreement or (ii) that could reasonably be expected to have a material adverse effect on (A) the business, management, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of Fremont General and its Subsidiaries taken as a whole or (B) the rights and remedies of the Agent under, or on the ability of Fremont General to perform under, this Agreement.

                 (f) Each of Fremont General and its Subsidiaries is in compliance in all material respects with all Requirements of Law applicable to it and its business (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) and has obtained all Permits necessary for the conduct of its business as presently conducted.

                 (g) All tax returns and reports of Fremont General and each of its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities upon Fremont General and its properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid. Fremont General has no knowledge of any proposed tax assessment against it.

                 (h) The annual report on Form 10-K of Fremont General for the fiscal year ending December 31, 1994, and the quarterly report on Form 10-Q of Fremont General for the fiscal quarter ending June 30, 1995, copies of which have been furnished to each Bank, fairly present (subject, in the case of the quarterly report on Form

         10-Q, to year-end audit adjustments) the financial condition of Fremont General and its Subsidiaries as at such date and the results of the operations of Fremont General and its Subsidiaries for the period ended on such date.

                 (i) Since December 31, 1994, there has occurred no event which has had or could reasonably be expected to have a material adverse effect on (i) the business, management, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of Fremont General or of Fremont General and its Subsidiaries taken as a whole or (ii) the rights and remedies of the Agent under, or on the ability of Fremont General to perform under, this Agreement.

                 (j) Fremont General shall deliver to the Agent (i) for each fiscal year of Fremont General ending during the term of this Agreement, its annual report on Form 10-K and (ii) for each fiscal quarter of Fremont General ending during the term of this Agreement, its quarterly report on Form 10-Q, in each case promptly after the sending or filing thereof with the SEC.

                 (k) Fremont General shall from time to time deliver to the Agent, with sufficient copies for each Bank, such other information or documents respecting the condition or operations, financial or otherwise, of Fremont General or any of its Subsidiaries as the Agent may from time to time reasonably request.

                 (l) The certificates, written statements, materials and other information furnished by or on behalf of Fremont General to the Agent and the Banks do not contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading in all material respects.

                 6. No failure or delay on the part of the Agent, Fremont Financial or any Bank in exercising any right, power or privilege hereunder or under the Credit Agreement and no course of dealing between Fremont General, Fremont Financial, the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Credit Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Fremont Financial, the Agent or any Bank would otherwise have. No notice to or demand on Fremont General or Fremont Financial in any case shall entitle Fremont General to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank to any other or further action in any circumstances without notice or demand.

                 7. This Agreement shall be binding upon Fremont General, Fremont Financial and their successors and assigns (including, without limitation, any executors or administrators) and shall inure to the benefit of each of them. Neither Fremont General nor Fremont Financial may assign any of its obligations hereunder without the consent of the Banks.

                 8. Neither this Agreement nor any provision hereof may be changed, nor may this Agreement be terminated, except with the written consent of Fremont Financial, Fremont General and the Agent (acting with the consent of the Banks).

                 9. All notices and other communication hereunder shall be made at the addresses, in the manner and with the effect provided in Section
11.03 of the Credit Agreement, provided that, for this purpose, the address of Fremont General shall be the address specified opposite its signature below.

                 10. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the date on which the Agent (with the consent of the Banks) gives written notice to Fremont General that its obligations under this Agreement have been fulfilled or terminated (except to the extent any party's obligations, if any, arising prior to such time hereunder have not theretofore been fulfilled) and (ii) the date on which all Commitments have been terminated and all Obligations repaid in full.

                 11.      (a)     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF FREMONT FINANCIAL, FREMONT GENERAL, THE AGENT AND THE BANKS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, Fremont General hereby irrevocably accepts for itself and in respect of its property, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding. Fremont General hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.
The Agent agrees to use reasonable good faith after its receipt thereof to mail, by registered or certified mail, to Fremont General, at its address set forth opposite its signature below, copies of any and all legal process, summons, notices and documents mailed or delivered to CT Corporation System in connection with the immediately preceding sentence; provided that the failure of Fremont General to receive, for any reason, copies of such correspondence shall not in any way affect the effectiveness of the delivery of any legal process, summons, notice or documents delivered to CT Corporation System. If for any reason such designee, appointee and agent shall cease to be available to act as such, Fremont General agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. Fremont General further irrevocably consents to the service of process out of any of aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Fremont General at its address set forth opposite its signature below, such service to become effective thirty days after such mailing. Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Fremont General in any other jurisdiction.

                 (b) Fremont General hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. FREMONT GENERAL FURTHER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                 12. The parties hereto acknowledge and agree that the Agent and the Banks are intended to be third-party beneficiaries of this Agreement and, as such, are entitled to the benefits hereof and may enforce the obligations of Fremont General directly against it. Fremont General acknowledges and agrees that in the event of any breach of Section 1 or 2 of this Agreement, the Banks will be irreparably and immediately harmed and cannot be made whole by monetary damages. It is accordingly agreed that, upon a breach by Fremont General of Section 1 and/or 2 of this Agreement, the Agent, on behalf of the Banks, in addition to any other remedy to which it may be entitled in law and/or equity, shall be entitled to compel specific performance of such Section or Sections.





                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Address:                                        FREMONT GENERAL CORPORATION

2020 Santa Monica Blvd.
Santa Monica, CA 90404
                                                By  LOUIS J. RAMPINO
                                                  -------------------------
                                                  Name:  Louis J. Rampino
                                                  Title: President


2020 Santa Monica Blvd.                         FREMONT FINANCIAL CORPORATION
Santa Monica, CA 90404


                                                By  PATRICK E. LAMB
                                                  --------------------------
                                                  Name:  Patrick E. Lamb
                                                  Title: Senior Vice President


Accepted and Agreed to:

THE CHASE MANHATTAN BANK, N.A.,
  as Agent for the Banks



By  BRYAN J. ROLFE
  -------------------------------
  Name:  Bryan J. Rolfe
  Title: Vice President